Exhibit 99.2

Investor Update[1]	Issue Date: January 17, 2023
This Investor Update provides guidance and certain other forward-looking statements about United Airlines Holdings, Inc. (the "Company" or "UAL"). The information in this Investor Update contains the preliminary financial and operational outlook for the Company for first-quarter and full-year 2023, among other items.

	Estimated 1Q 2023	Estimated FY 2023
Capacity vs 2022	~20%	High teens
Total operating revenue vs 2022	~50%	High teens
Total revenue per available seat mile (TRASM) vs 2022	~25%	~Flat
Adjusted cost or operating expense per available seat mile (CASM-ex) vs 2022[2]	(3%)-(4%)	~Flat
Average aircraft fuel price per gallon[3]	$3.19	$2.85-$2.90
Adjusted capital expenditures (in billions)[4]		~$8.5
Adjusted pre-tax margin[5]	~3%	~9%
Adjusted diluted earnings per share[6]	$0.50-$1.00	$10-$12
Adjusted net debt to adjusted EBITDAR[7,8]		<3.0x
1 The guidance provided in this Investor Update reflects our current expectations and our actual results and timing may vary materially based on various factors that include, but are not limited to, those discussed below under "Cautionary Statement Regarding Forward-Looking Statements," in Part I, Item 1A. Risk Factors, of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as well as under “Economic and Market Factors” in Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations, of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022. The guidance is only effective as of the date given, January 17, 2023, and should not be considered updated or affirmed unless and until we publicly announce updated or affirmed guidance. Management will also discuss certain business outlook items during its regularly scheduled quarterly earnings conference call on January 18, 2023. This Investor Update should be read in conjunction with the Company’s earnings release issued in connection with this Investor Update and its filings with the U.S. Securities and Exchange Commission (the “SEC”).
2 CASM-ex (adjusted cost or operating expense per available seat mile) is a measure that is not calculated in accordance with accounting principles generally accepted in the United States of America ("GAAP"). CASM-ex is calculated as cost or operating expense per available seat mile ("CASM") excluding fuel expense, profit sharing, third-party business expenses and special charges (credits). We are not providing a target for or a reconciliation to CASM, the most directly comparable GAAP measure, because we are unable to predict the excluded items noted above contained in the GAAP measure without unreasonable efforts, and therefore we also are not able to determine the probable significance of such items. The Company’s estimations include ~1 point in first-quarter 2023 and ~4.5 points in full-year 2023 for the estimated CASM-ex impact and timing of expected new contracts with ALPA (pilots), IBT (technicians), IAM (airport employees), and AFA (flight attendants); any impact associated with any potential signing bonus is not included.
3 Fuel guidance is based on the Jet A forward curve as of January 10, 2023.
4 Adjusted capital expenditures is a non-GAAP financial measure calculated as capital expenditures, net of flight equipment purchase deposit returns plus property and equipment acquired through the issuance of debt, finance leases, and other financial liabilities. We are not providing a target for or a reconciliation to capital expenditures, net of flight equipment purchase deposit returns, the most directly comparable GAAP measure, because we are not able to predict non-cash capital expenditures without unreasonable efforts, and therefore we also are not able to determine the probable significance of such items.
5 Adjusted pre-tax margin is a non-GAAP financial measure calculated as pre-tax margin, excluding operating and nonoperating special charges (credits) and unrealized (gains) losses on investments, net. We are not providing a target for or a reconciliation to pre-tax margin, the most directly comparable GAAP measure, because we are unable to predict the excluded items noted above contained in the GAAP measure without unreasonable efforts, and therefore we also are not able to predict the probable significance of such items.
6 Adjusted diluted earnings per share is a non-GAAP financial measure that excludes operating and nonoperating special charges (credits) and unrealized (gains) losses on investments, net. We are not providing a target for or a reconciliation to diluted earnings per share, the most directly comparable GAAP measure, because we are unable to predict the excluded items noted above contained in the GAAP measure without unreasonable efforts, and therefore we also are not able to predict the probable significance of such items.
7 Adjusted net debt is non-GAAP financial measure defined as adjusted total debt less cash and cash equivalents and short term investments; adjusted total debt is a non-GAAP financial measure that includes current and long-term debt, operating lease obligations and finance lease obligations, current and noncurrent other financial liabilities and noncurrent pension and postretirement obligations. We are not providing a target for or a reconciliation to net debt, the most directly comparable GAAP measure, because we are not able to predict the excluded items noted above contained in the GAAP measure without unreasonable efforts, and therefore we also are not able to predict the probable significance of such items.
8 Adjusted EBITDAR is a non-GAAP financial measure defined as adjusted earnings before interest, income taxes, depreciation, amortization, aircraft rent and excluding operating and nonoperating special charges (credits), and unrealized (gains) losses on investments, net. We are not providing a target for or a reconciliation to net income, the most directly comparable GAAP measure, because we are unable to predict special charges (credits) and unrealized (gains) losses on investments contained in the GAAP measure without unreasonable efforts, and therefore we also are not able to predict the probable significance of such items. For the reasons described above, the Company is similarly not able to provide a target for or a reconciliation to the ratio of net debt to net income, the most directly comparable GAAP measure, without unreasonable efforts.

Fleet Plan: As of January 17, 2023, the Company's fleet plan was as follows:

	1Q 2023	2Q 2023	3Q 2023	YE 2023
B777-200/300	96	96	96	96
B787-8/9/10	71	71	71	71
B767-300/400	53	53	53	53
B757-200/300	61	61	61	61
B737 MAX	98	125	151	172
B737-700/800/900	329	329	329	329
A319/A320	180	178	173	172
A321NEO/XLR	0	0	1	4
Total Mainline Aircraft	888	913	935	958

50-seat (ERJ-145, CRJ-200, CRJ-550)	208	190	190	190
70/76-seat (CRJ-700, CRJ-900, EMB-170, EMB-175, EMB-175LL)	255	255	255	255
Total Regional Aircraft[9]	463	445	445	445

Note: Above figures correspond with current expectations for future delivery dates which are subject to change.

9 Includes both active and temporarily parked aircraft.

Cautionary Statement Regarding Forward-Looking Statements
This Investor Update contains statements about the Company’s future fleet, plans, prospects and expected performance that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those in forward-looking statements as a result of various important factors, including those discussed in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2021, as updated by its Current Reports on Form 8-K and other filings with the SEC. These documents are available on the SEC’s website, on the Company's website or from the Company’s Investor Relations group. All forward-looking statements in this Investor Update are based upon information available to the Company on the date of this Investor Update. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law or regulation. In addition, certain forward-looking outlook provided in this Investor Update relies on assumptions about the duration and severity of the COVID-19 pandemic, the timing of the return to a more stable business environment, the volatility of aircraft fuel prices, customer behavior changes and a return in demand for air travel, among other things (together, the "Recovery Process"). If the actual Recovery Process differs materially from the Company’s assumptions, the impact of the COVID-19 pandemic on its business could be worse than expected, and its actual results may be negatively impacted and may vary materially from its expectations and projections. It is routine for the Company’s internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which the Company bases its expectations may change.

Non-GAAP Financial Information and Financial Guidance
The Company refers to financial measures that are not in accordance with GAAP. The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this Investor Update that are calculated and presented in accordance with GAAP and are presented because management believes that they supplement or enhance management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods. Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the Company’s filings with the SEC and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. The Company encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The Company does not provide a reconciliation of forward-looking measures where the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

For questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com.

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